EXHBIT 10.3

PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASTERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

TELCORDIA TECHNOLOGIES
CTC Licensed Software Lab Pilot
Work Statement Number CTC001

This Work Statement is attached to and made a part of the Master Agreement for NGN Software and Professional Services, Contract No. 20000315JQ9492 ("Agreement") dated as of May 5, 2000 and is between/ CTC Communications Corp. ("CTC") and Telcordia Technologies, Inc. ("Telcordia"). Telcordia shall make available the Licensed Software, including any related proprietary documentation, described in this Work Statement under the Terms and Conditions of the Agreement and the additional terms and conditions contained in this Work Statement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
I. TELCORDIA'S TECHNICAL AND ADMINISTRATIVE CONTACTS
Technical Contact		Administrative Contact
Michael Kubik		Christine Kordalski
Program Manager		Account Executive
Telcordia Technologies, Inc.		Telcordia Technologies, Inc.
444 Hoes Lane, (Room 4D119)		3 Corporate Place (Room 2H335)
Piscataway, NJ 08554-4182		Piscataway, NJ 08854
Telephone: 	(732) 699-8701		Telephone: 	(732) 699-7898
Fax:	(732) 336-2725		Fax:	(732) 336-3482
Email:	Mkubik@telcordia.com		Email:	Ckordals@telcordia.com


			with a copy to: David Lane
			Director Contract Management
			Telcordia Technologies, Inc.
			445 South Street (room 1A126R)
			Morristown, NJ  07960
			Tel 973-829-2354
			FAX 973-829-2364
II. CTC's TECHNICAL AND ADMINISTRATIVE CONTACTS
Technical Contact		Administrative Contact
Aaron Bruneau		Steve McGrath
Senior Network Engineer		Program Manager
CTC Communications Corp.		CTC Communications Corp.
220 Bear Hill Road		220 Bear Hill Road
Waltham, MA 02451		Waltham, MA 02451
Telephone: 	781-522-8727		Telephone: 	781-522-8753
Fax:	781-522-8798		Fax:	781-522-8629
Email:	Abruneau@ctcnet.com		Email:	smcgrath@ctcnet.com

III.	CTC'S BILLING CONTACT
Steve McGrath
Program Manager
CTC Communications Corp.
220 Bear Hill Road
Waltham, MA 02451
Tel. No.
781-522-8753
Fax No.
781-522-8629
In consideration of the mutual obligations assumed under the Agreement and under this Work Statement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Telcordia and CTC agree to the terms and conditions attached to this Work Statement which terms and conditions are incorporated herein by reference.
AGREED BY:
CTC Communications Corp.	Telcordia Technologies, Inc.
By:		By:
Name:		Name:
Title:		Title:
Date:		Date:



CTC Licensed Software Lab Pilot
Work Statement Number CTC001

Overview
This Work Statement describes the Licensed Software (as defined below), Deliverables and related Services to be provided to CTC by Telcordia for a limited laboratory pilot of the Licensed Software at the Laboratory (as defined below).
The purpose of the Lab Pilot Project (as defined below) is to provide CTC with experience in working with the Licensed Software and for CTC and Telcordia to begin to understand the work effort necessary to enable CTC to provide packetized voice services over their data network. During the Lab Pilot Period (as defined below), CTC will also be evaluating tools and processes associated with Operating Support Systems ("OSS") and Network Management Systems ("NMS") (both as defined below) interconnecting to the Licensed Software.
The Licensed Software will reside on Third Party Hardware (as defined below) and will operate with Network Equipment (as defined below).
This Work Statement is being executed concurrently with the CTC Licensed Software Production Work Statement CTC001, CTC Limited Use Software Agreement dated as of April 12, 2000 between Telcordia and CTC, covering production rollout of subsequent Releases (as defined below) of the Licensed Software ("Production Project").
Definitions
"Cisco" means Cisco Systems, Inc.

"CTC Tier 1 Help Desk" means an organization that provides the end user interface for receipt of all end user customer inquires and problem reports
("Customer Call(s)").   The CTC Tier 1 Help Desk shall record, document,
prioritize and date-stamp each Customer Call resulting in a record of each Customer Call (hereinafter "CTC Trouble Ticket"), and attempt to respond to the Customer Call pursuant to an initial problem definition/resolution process ("CTC Tier 1 Help Desk Process"). In the event the CTC Trouble Ticket is not closed during the CTC Tier 1 Help Desk Process, the Trouble Ticket is routed to the CTC Tier 2 Organization for Fault Isolation.

"CTC Tier 2 Organization" means an organization that will isolate the specific Customer Call issue down to the Network Component. This process determines organization ownership of the CTC Trouble Ticket. The CTC Tier 2 Organization isolates the fault between hardware and software of the specific Network Component element (e.g., access gateway) and external influences. Isolation information is added to the CTC Trouble Ticket and the CTC Trouble Ticket is forwarded to the vendor, or CTC organization, providing the Network Component, as applicable.

"CTC Network" means voice and data communication services provided by CTC to CTC's offices.

"Data Load Work Plan" means a plan used to demonstrate assembly and loading of reference data into the Licensed Software Databases.

"Fault Isolation" means the process of first reproducing a problem reported by a Customer Call in a laboratory environment followed by isolating the problem to the specific Network Component.

"HP `K' Class Equipment" means the equipment leased from HP by Telcordia to be loaned to CTC for use in the Lab Pilot Project pursuant to separate loan agreement, as listed in Attachment D. This equipment is a subset of the Third Party Hardware which enables an "On Net" only service.

"Installation and Deployment" or "I&D" means the process of loading Licensed Software and Third Party Software, reference data and performance of Installation Verification Test Plan, pursuant to Section 4.6 hereto.

"Lab" or "Laboratory" means CTC's 220 Bear Hill, Waltham, Massachusetts testing and networking facility.

"Lab Pilot Project" means the Virtual Private Network ("VPN") between CTC's Waltham Network Lab and 20 north east CTC sales offices selected by CTC using the Licensed Software to deliver "On Net" voice service for the purposes helping CTC to understand the voice quality, network performance and OSS interfaces characteristics of the Licensed Software.

"Lab Pilot Period" means the period of time between 4/3/00 and 11/18/00, unless otherwise extended pursuant to a Change Order (Exhibit "E" to the Agreement).

"Licensed Software Databases" means all databases that are included as part of the Licensed Software.

"Licensed Software" means, collectively, the following Telcordia software to be licensed under this Work Statement (hereinafter collectively referred to as the "Licensed Software based on Release 1.5"):

1. TelcordiaT Call Agent (as described in Section 4.1), specifically Call Agent Release 1.5 (" Call Agent").

2. TelcordiaT Announcement Server (as described in Section 4.1), specifically the Announcement Server Release corresponding to Call Agent Release 1.5 ("Announcement Server").

3. TelcordiaT Accounting Gateway (as described in Section 4.1), specifically the Accounting Gateway Release corresponding to Call
Agent Release 1.5 ("Accounting Gateway").

"Network Architecture Document(s)" means document(s) that include but are not limited to architecture layout, addressing scheme, hardware components, network traffic performance and network protocols of the Lab Pilot Project.

"Network Component(s)" means a piece of equipment that is Network Equipment, Third Party Hardware or Third Party Software.

"Network Equipment" means the Cisco 5300 Gateway equipment deployed in the Lab and the Cisco 3810 router equipment deployed at each of the participating VPN sales office.

"Network Management Systems" or "NMS" means management systems that capture Simple Network Management Protocol ("SNMP") traps and generate reports on the performance and health of Network Components.

"Operations Support Systems" or "OSSs" means telecommunications management systems including, but not limited to, provisioning, asset management, network management, billing, and network performance.

"Project Plan" means the proposed schedule for the activities under this Work Statement and the Production Project Work Statement as set forth in Attachment C to this Work Statement.

"Release" means a scheduled numbered version of the Licensed Software containing new features and/or enhancements, as well the accumulated fixes made available since the immediately preceding version of that Licensed Software.

"SCCS" means Telcordia's Solution Care Center Support.

"Third Party Hardware" means the Third Party Hardware equipment on which the Licensed Software resides, as identified in Attachment A to this Work Statement.

"Third Party Software" means the Third Party software for use with the Licensed Software as identified in Attachment B to this Work Statement.
Lab Pilot Scope
The work described in this Work Statement will be performed during the Lab Pilot Period. Telcordia shall provide the Services and Deliverables described in this Work Statement in accordance with the Project Plan. Telcordia will use commercially reasonable efforts to perform in accordance with the Project Plan. However the Parties recognize that the Lab Pilot Project Plan is dependent on activities by CTC and CTC vendors as well as Telcordia. Any obligation of Telcordia in the Work Statement may at Telcordia's discretion be performed by a Telcordia subcontractor.
Service Deliverables and Licensed Software
Telcordia shall provide the following Services, Deliverables and Licensed Software as more fully described below:
1. Licensed Software
2. Program Management
3. Learning Services
4. Third Party Hardware and Third Party Software
5. Third Party Hardware installation and Third Party Software installation
6. Licensed Software installation and deployment
7. Subscriber Data Load Translation Support
8. Technical Support
9. Solution Care Center Support ("SCCS")
Licensed Software
Licensed Software Description
? Call Agent - Call Agent performs call processing service logic and supports the set of call processing functionality specified below in
Section 4.1.2. Call Agent interfaces with access gateways for end user call control and trunk gateways for Public Switched Telephone Network ("PSTN") interconnections. An X Gateway Control Protocol ("xGCP") interface is used to connect the Call Agent to access gateways. The signaling for trunk gateways is SS7 ISDN User Part ("ISUP")
(implementation of this platform feature is not included in the current
Lab Pilot Project). Multifrequency ("MF") signaling will be supported through a Cisco provided trunk gateway (Model 5300). Provisioning and configuration data will be handled via a configuration database with data entered through a Graphical User Interface ("GUI"). Call Agent is Simple Network Management Protocol ("SNMP ") manageable.

? Announcement Server - Announcement Server provides audio announcements, i.e. "all circuits are busy" to a user of the network under the command of Call Agent. Announcement Server is SNMP manageable.

? Accounting Gateway - Accounting Gateway provides Automated (or Automatic) Message Accounting ("AMA") records to CTC's billing systems through a File Transfer Protocol ("FTP") interface. Accounting Gateway will be available to CTC by June 30,2000. All Licensed Software features based on Call
Agent Release 1.5 will be available except for the following:
? Call Forward
? Call Forward Busy
? CAS-PBX(Telcordia will provide files to support a test environment for customer data records)
Licensed Software Features/Functionality
The following chart lists the features of the Licensed Software. The features identified as "Yes" in the "Lab Pilot" column below are those features available during this Lab Pilot Project. Except as otherwise provided herein to the contrary, the Lab Pilot Project is limited to an "On Net" service offering.

Licensed Software Features

Feature	Lab Pilot
Telephony/Voice
Basic On Net Call		Yes
Basic Off Net Call		Yes
Toll Free Access		No
Directory Assistance Access (411)b		No
Customer Support Access (611)b		No
Telecommunications Relay Service Access (711)		No
Operator Services Access (0)c		No
911 Emergency Service		No
Feature			Lab Pilot
Outgoing Call Restrictiona		No
Calling Identity Delivery Blocking (Calling Identify Presentation Restriction)
	No
Customer Originated Trace	No
Call Waiting	No
Cancel Call Waiting 	No
Call Forwardinga	No
Call Forwarding - Busy Line/Don't Answera	No
Calling Number Delivery	No
Calling Identity Delivery on Call Waiting	No
Local Number Portability (LNP)	No
Calling Card Access	No
Collect Call Access	No
900/976 Call Access	No
Carrier Pre-Selection	No
Carrier Selection 	No
Selective Call Acceptance	No
Selective Call Rejection	No
PBX Local Services (CAS - SGCP)	Yes
Accounting Gateway Interface (Radius)	Yes
Announcement Server Interface (SGCP 1.1)	Yes
Simple Gateway Control Protocol (SGCP) for gateway control	Yes
Database for routing, subscriber and network resource data	Yes
SS7 connectivity 	No
ISUP (ANSI) Support	Yes
Call Agent Management System	Yes
Basic Service/Performance Management via HP/OpenView	Yes
Simple Network Management Protocol (SNMP) instrumentation	Yes
GUI for Configuration (Provisioning)	Yes
Configuration Management - CORBA	No
Backup & Restore	No
Fault Recognition & Recovery	Yes
Overload Detection and Control	Yes
Call Agent-to-Call Agent Routing	No
Y2K	Yes

a. Supported by PBX where available.
b. Access only (via ISUP or MF).
c. Access only via ISUP or MF. Will not support coin control, intercept, 1+ screened, Operator Number Identification ("ONI"), Busy Line Verification ("BLV") interrupt.
Terms of License Grant
The Licensed Software is being licensed to CTC pursuant to the terms of the separately executed Telcordia Right to Use License, together with the license terms stated in this Section 4.1.3. The license grant for Lab Pilot Project is limited to the VPN between the CTC Lab and up to 20 CTC sales offices located in the USA and operating on CTC's Network. For purposes of this Work Statement, and notwithstanding anything to the contrary in the Agreement, CTC's use of the Licensed Software will be restricted to the activities described herein and only to "On Net" Calling Features listed in Section
4.1.3 hereto. The Licensed Software is provided "AS IS" without any acceptance, warranty or Maintenance and this license expires at completion of the Lab Pilot Period.
Program Management
Telcordia will provide one (1) Program Manager ("PM") to be part of CTC's Program Management Office ("PMO"). This PM will serve on a full time basis, with his or her time to be divided between the Lab Pilot Project and the Production Project. The Telcordia PM will coordinate the Licensed Software release availability, installation, and configuration activities. The Telcordia PM will use offices at Telcordia's New Jersey facility, and will travel to CTC's facilities to manage Telcordia's activities, conduct meetings with the CTC PM and other CTC personnel, and perform other requirements of the Telcordia PM position, as Telcordia deems necessary, in its reasonable judgment. The Telcordia PM will determine the amount of time necessary for him/her to be located at a CTC location.
As part of the installation and deployment planning process, Telcordia will jointly work with all necessary parties to establish a detailed project plan baseline and will jointly manage the Project Plan through the CTC/Telcordia PMO.
Learning Services
Telcordia will provide to CTC three (3) instructor-led Licensed Software product training courses consolidated into one (1) week of instruction, as described below. The courses described will be delivered with an assumption of no prior knowledge of, or experience with, the subject matter of each course. Each course is generic and not tailored to be specific to CTC. If course modification is required and/or Telcordia is requested to provide any of the courses more than once, or is requested to increase the class size, the Parties shall agree in writing, in advance, to a change in price and/or performance of this activity, reasonably related to the request, prior to Telcordia's performance of such activities. Additional courses can be provided to CTC by authorization of a Change Order. These courses will be offered at a CTC domestic location. The three courses are the following:
? Licensed Software Product Overview - training activity that introduces students to basic Licensed Software terminology, architecture, component Licensed Software descriptions, and documentation. Class discussions include information on Third Party Hardware, Third Party Software, interfaces, and capacity. Class size is up to 12 students.
? Licensed Software Product System Administration - training activity that will focus on Licensed Software product installation and administration.
The workshop is a combination of lecture and question-and-answer sessions. Class size is up to 12 students.
? Licensed Software Product Basic Maintenance and Operations Course - training activity that identifies the major units of the Licensed Software product line. The workshop is a combination of how to operate, determine the basic operational status, and how to recognize and clear system faults. Class size is up to 12 students.
Third Party Hardware and Third Party Software
CTC is responsible for all Third Party Hardware and Third Party Software unless otherwise provided herein. Pursuant to a separate loan agreement between Telcordia and CTC, Telcordia shall provide to CTC use of the HP "K" Class Equipment.

CTC shall license the Third Party Software through separate agreements with such Third Party and shall make available to Telcordia copies of all applicable license agreements, so long as Telcordia abides by any confidentiality requirements in connection with such license agreements. Third Party Hardware and Third Party Software Staging and Installation Telcordia will perform the following services:
? Stage and ship HP "K" Class Equipment and Third Party Software to the Lab. ? Receive and unpack HP "K" Class Equipment and Third Party Software at the Lab.
? Install power distribution panels, intra-system cabling, and external interfaces at the Lab.
? Perform physical configuration of hardware components (e.g., disk drives, memory).
? Provide CTC with documents detailing the rack layouts, cabling and power interconnects of the HP "K" Class Equipment.
? Upon the expiration of the Lab Pilot Period, Telcordia will disassemble and package for removal from CTC's premises the HP "K" Class Equipment. License Software Installation and Deployment
Telcordia will perform the following services at the Lab:
? Install and configure the Licensed Software (includes separate installation activity associated with Accounting Gateway) and CTC reference data pursuant to the Project Plan.
? Update Third Party Hardware and Third Party Software, as required.
? Execute the Licensed Software Installation Verification Test Plan ("IVTP") in accordance with the then current Telcordia Installation and Deployment Guide.
Subscriber Data Load Translation Support
Telcordia shall work with CTC to help define its data needs, descriptions, and management tasks which the Parties agree are necessary to load reference data and application data into Licensed Software Databases. As a result of this work, Telcordia shall provide information support to CTC in order for CTC to develop and document the Data Load Work Plan which will provide an approach to assemble and load reference data and/or application data into the Licensed Software Databases. CTC shall be responsible for implementing the Data Load Work Plan. Telcordia will provide consulting support to CTC with respect to this effort as CTC deems necessary.
Technical Support
Telcordia will provide a Licensed Software subject matter expert ("SME") during the Lab Pilot Period to be available during standard working hours and on site, as necessary, at Telcordia's discretion. The SME will provide technical consultation with, and support to, the SCCS as deemed necessary by Telcordia in connection with the operation of the Licensed Software.
4.9  Solution Care Center Support
The SCCS will provide hot line support to CTC pursuant to Exhibit D to the Agreement with respect to the Licensed Software.
CTC Responsibilities
CTC responsibilities are the following:
1. CTC shall perform Tier 1 Help Desk and Tier 2 Organization support throughout the Lab Pilot Period to CTC employees.
2. CTC shall provide a full time Program Manager responsible for ensuring the successful implementation of the Lab Pilot Project. The CTC Program
Manager will team with the Telcordia Program Manager(s) to form the PMO.
3. CTC shall provide and manage all Network Components and manage all Network Component vendors throughout the duration of the Lab Pilot Period. CTC shall monitor all Third Party commitments for the Lab Pilot Project, and inform Telcordia in writing immediately of potential task slippage due to delivery, development, or interoperability delays associated with CTC's or its Third Party vendors' responsibilities.
4. CTC shall provide Network Architecture Document(s) to Telcordia in accordance with the Project Plan.
5. CTC shall provide to Telcordia a written schedule of the Network Equipment availability in accordance with the Project Plan.
6. CTC shall provide to Telcordia the following information in support of the Data Load Work Plan in accordance with the Project Plan
? Reference data (to be defined by Telcordia)
? Data migration plans for participating sales offices from current service to Lab Pilot
? Data input/migration into the Licensed Software in the format required for database load into the Licensed Software Databases. CTC shall provide such data in the format identified by Telcordia, as reasonably specified by Telcordia thirty (30) days after contract signing.
7. CTC shall provide trained SMEs to support the operation of the Lab Pilot Project, including, but not limited to support for tasks related to network and system administration.
8. CTC shall provide timely access to CTC facilities (after Telcordia's request for access to facilities that CTC does not own) to ensure that the Project Plan is not impacted by access limitations or restrictions.
9. CTC is required to provide a T1 connection for SCCS to permit Telcordia to remotely access the CTC Network. CTC is required to provide authorization through CTC's firewalls to allow Telcordia to access the Third Party Hardware. Telcordia will restrict access to its end of this T1 connection to only its duly authorized personnel. CTC shall provide both telnet and ftp support, as required. CTC shall provide, at no cost to Telcordia, all necessary access lines and data terminal equipment.
10. CTC shall provide all necessary training facilities for the Learning Services courses stated in Section 4.3 hereto. Telcordia will provide CTC a list and description of facilities needed for such Learning Services at least three (3) weeks prior to providing such courses.
11. CTC shall provide Telcordia with reasonably adequate office space, desks, equipment, access to telephones, plain old telephone lines
("POTS"), faxes, copiers, etc. for any on-site Services performed on CTC's site during the Lab Pilot Period.
12. CTC will perform system integration for the Licensed Software and the Network Equipment at the Lab in order to provide service between CTC and the participating 20 CTC sales offices.
13. CTC shall implement the Data Load Work Plan as defined in Section 4.7 hereto.
14. CTC shall provide all power, power backup, HVAC and other environmental requirements for Third Party Hardware.
15. CTC is responsible for the costs of removal of the loaned HP equipment pursuant to the separate loan agreement between Telcordia and CTC.
16. CTC shall provide site specific network configuration data as required by Telcordia, including, but not limited to, IP addresses domain names, etc.
17. CTC will perform any other responsibilities as mutually agreed in writing between the Parties.

Pricing *
Fixed Price:*
Time and Materials:*

*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

ASSUMPTIONS
1. The PMO shall be empowered to make rapid decisions or escalate items appropriately.
2. Any extension of this Work Statement beyond the Lab Pilot Period will require a Change Order to document a modification of Telcordia's price and/or performance under this Work Statement reasonably related to the requested extension.
3. CTC will comply with Telcordia's hardware and software configuration requirements for the Licensed Software as set forth in Attachment A and B hereto.
4. In the event of slippage to the Project Plan for reasons outside of Telcordia's control, so long as Telcordia takes commercially reasonable steps to minimize the length or impact of such slippage, Telcordia may modify the Project Plan, price (with the exception of Telcordia provided Fixed Price elements) and/or performance under this Work Statement reasonably related to the event causing the slippage.
5. All Lab Pilot test plans proposed by CTC must be reviewed and approved by Telcordia in advance for relevance against the Licensed Software capabilities, which approval shall not be unreasonably withheld or delayed.
6. Notwithstanding anything to the contrary in the Agreement, CTC shall only use the Lab Pilot for its internal business purposes and shall be non revenue generating for no more than 300 employees at no more than only 20 CTC locations. Any increase in CTC locations or end-users must be agreed to by Telcordia through the Change Order process.
7. Telcordia's testing support for CTC is limited to the "IVTP" as described in Section 4.6 hereto. All other testing is outside the scope of this Work Statement.



Attachment A
Call Agent Hardware Platform

See "Hardware Installation Guide, Issue 2, February 2000 Product Release 1.5"


Attachment B

Third Party Software

Call Agent:
				Real-time				Call     SS7 Front
		Software  Database	SCMS	AMIP   Processor  End		Total
 	Version No. Server	Database	Server  Server    Processors
	Required
Hewlett Packard
	HP-UX 	11.00	1	1	1	1		4
	HP-UX VM JIT
  for Java 	C.01.17.021	1	1	1			4
	Ignite-UX (included with OS)	11	11	11	11		41
	Mirror Disk/UX		1	1	1	1		4
	Adv Online JFS 	3.1	1	1	1	1		4
	Open View Glance
  Plus Pak	C.02.30	1	1	1	1		4
	Open View IT/Operations
  Agent	A.05.11	1	1	1	1		4
	Open View IT/Operations
  Manager	A.05.11			1			1
	MC/Service Guard 	A.11.05		1	1			2
	Open View Perfview 	C.01.00			1			1

ClustRa
ClustRa
(site-wide license)	2.5.4.1.11	1					1
Inprise*
	Visbroker for C++	03.03.03.C1.01	 	2	2	6		10
	Visbroker for Java	03.04.00		2	2	6		10

Oracle
	Oracle V8.0 EE RDMS	8.0.5		1				1
	JDBC (included with EE RDBMS)			11	11			2 1
	Oracle for IT/O	8.0.5			1			1

The Apache Group
Apache Enterprise Server
(no license required)	1.3.6		11	11			21

LiveSoftware
	Jrun Pro	2.3.1		2	2			4

Cyclone
	pSOS ( R/T OS)						1	1
	pNA (TCP/IP stack)						1	1

Attachment B (continued)
Third Party Software

Announcement Server:
	Software Version Number  Announcement Server  Total
Required
Open View IT/Operations Agent 	4.0	1	1
Solaris		2.6	1	1

Craft Interface Terminal:
		Software		Craft	Total
		Version Number	Interface	Required
Microsoft
	NT Workstation (w/ Service Pack 5)	4.0	1	1
Hummingbird
	Exceed		6.1	1	1
Netscape
	Navigator		4.6.1	11	1 1
Sun
	Java Runtime Environment (JRE)		1.2.1	11	1 1
Miscellaneous
	Terminal Emulator			11	1 1

Note:
 1 License software is currently commercially available at no additional cost. All Third Party Software requires CTC proof of license prior to the commencement of I&D.

Attachment C
Project Plan

A combined Lab Pilot Project Plan and Production Project Plan is provided as a single document.

Attachment D
Telcordia HP "K" Class Equipment List

Telcordia PO# 10056462
RT01 - HP9000 D390 2-Way Server Solution - serial # 3917A79432
RT02 - HP9000 D390 2-Way Server Solution - serial # 3917A79426

Telcordia PO# 10056455
SC01- HP9000 D390 2-Way Server Solution - serial # 3914A76982

Telcordia PO# 10056454
AM01- HP9000 D390 2-Way Server Solution - serial # 3913A76540

Telcordia PO# 10056457
CP01 - HP9000 K380 Server Solution - serial # 3914A76737
CP02 - HP9000 K380 Server Solution - serial # 3914A76732